AMENDMENT AGREEMENT

      THIS AMENDMENT AGREEMENT (this "Amendment") is entered into as of February 28, 2005, by and among Thomas Equipment, Inc., a Delaware corporation ("Thomas Equipment"), Thomas Ventures, Inc., a Delaware corporation ("Thomas Ventures" and together with Thomas Equipment, each a "Company" and collectively the "Companies") and Laurus Master Fund, Ltd. ("Laurus").

                                   BACKGROUND

      Companies and Laurus are parties to a Security and Purchase Agreement dated as of November 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Security and Purchase Agreement") pursuant to which Laurus provides Companies with certain financial accommodations.

      Thomas Equipment and Laurus are parties to a Registration Rights Agreement dated as of November 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Registration Rights Agreement) pursuant to which Thomas Equipment, among other things, has agreed to file a registration statement covering the Registrable Securities (as therein defined).

      Companies have requested that Laurus amend the Security and Purchase Agreement and the Registration Rights Agreement, and Laurus is willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Security and Purchase Agreement.

2. Amendments to Security and Purchase Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Security and Purchase Agreement is hereby amended as follows:

            (a) Section 2(d) of the Security and Purchase Agreement is hereby amended in its entirety to provide as follows:

                  "(d) Term Loans. Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus shall make a term loan (the "Closing Date Term Loan") to Company and the Eligible Subsidiaries in an aggregate amount equal to $6,000,000. The Closing Date Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in consecutive monthly installments of principal commencing on July 1, 2005 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default or termination of this Agreement. The first twenty-eight principal installments shall each be in the amount of $206,896 and the twenty-ninth and final installment shall be in an amount equal to the unpaid principal balance of the Closing Date Term Loan plus all accrued and unpaid interest thereon. The Closing Date Term Loan shall be evidenced by the Closing Date Secured Convertible Term Note. Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus shall make a term loan (the "Second Term Loan" and together with the Closing Date Term Loan, each a "Term Loan" and collectively the "Term Loans") to Company and the Eligible Subsidiaries in an aggregate amount equal to $1,900,000. The Second Term Loan shall be advanced on February 28, 2005 and shall be, with respect to principal, payable in consecutive monthly installments of principal commencing on July 1, 2005 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default or termination of this Agreement. The first twenty-eight principal installments shall each be in the amount of $65,517 and the twenty-ninth and final installment shall be in an amount equal to the unpaid principal balance of the Second Term Loan plus all accrued and unpaid interest thereon. The Second Term Loan shall be evidenced by the Second Secured Convertible Term Note."

            (b) The following subsection is hereby added to the end of Section 13 of the Security and Purchase Agreement:

                  "(u) Offerings. Company shall not commence any offering of any of its Common Stock or other equity securities intended, in whole or in part, to raise capital for the benefit of Company and/or any of its Subsidiaries, without the prior written consent of Laurus, unless the aggregate amount of proceeds that Company receives from such offering is sufficient to indefeasibly pay in full the Obligations and the indebtedness owing by Company and its Subsidiaries to Roynat Merchant Capital Inc. and the proceeds of such offering or a portion thereof, as applicable, are used by Company to indefeasibly pay the Obligations in full or in part, at Laurus' option. Each of Company and each Eligible Subsidiary hereby acknowledges that Company's breach of this Section 13(u) shall constitute an automatic Event of Default and no cure or grace period shall be applicable thereto notwithstanding any other provision of this Agreement to the contrary."

            (c) Section 19(p) of the Security and Purchase Agreement is hereby amended by deleting the word "of" on the first line thereof and replacing the same with the word "or".

            (d) Section 19(t) of the Security and Purchase Agreement is hereby amended by deleting all references to "the Subordination Agreement" and replacing the same with the words "any Subordination Agreement".

            (e) Annex A to the Security and Purchase Agreement is hereby amended as follows:

                  (i) the defined term "Secured Convertible Term Note" is hereby deleted in its entirety.

                  (ii) the following defined terms are hereby added thereto in their appropriate alphabetical order:

                  "Closing Date Secured Convertible Term Note" means the Amended and Restated Secured Convertible Term Note made by Company and each Eligible Subsidiary in favor of Laurus in the aggregate principal amount of Six Million Dollars ($6,000,000), as the same may be amended, modified and supplemented from time to time.

                  "Hydramen" means Hydramen Fluid Power Limited, a corporation organized under the laws of Canada.

                  "Pneutech" means Pneutech Inc., a corporation organized under the laws of Canada

                  "Rousseau" means Rousseau Controls Inc., a corporation organized under the laws of Canada.

                  "Second Secured Convertible Term Note" means the Secured Convertible Term Note made by Company and each Eligible Subsidiary in favor of Laurus in the aggregate principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000), as the same may be amended, modified and supplemented from time to time.

                  "Secured Convertible Term Notes" means, collectively, the Closing Date Secured Convertible Term Note and the Second Secured Convertible Term Note.

                  "Term Loans" has the meaning set forth in Section 2(d).

                  (iii) the following defined terms are hereby amended in their entirety:

                  "Acquisition Documentation" means (i) the Agreement of Purchase and Sale of Assets between Thomas Canada and Seller dated as of October 1, 2004 (as amended by the Amending Agreement between Thomas Canada and Seller dated October 13,
                  2004), (ii) the Agreement and Plan of Reorganization, (iii) the Subscription Agreement between Thomas Canada and McCain Foods Limited dated as of October 26, 2004, (iv) the Transitional Services Agreement between Thomas Canada and Seller dated October 1, 2004, (v) the Promissory Note in the original principal amount of Cdn. $2,700,000 made by Thomas Canada in favor of Seller, (vi) the Shareholders' Agreement among Seller, Company and Thomas Canada dated as of October 26, 2004, (vii) the Agreement and Plan of Amalgamation among Company, 4274458 Canada, Inc. and Pneutech Inc. dated as of December 22, 2004, and (viii) all other documents, instruments and agreements entered into in connection with the transactions contemplated thereby.

                  "Canadian Documentation" means collectively, (a) the New Brunswick Government Guarantee, (b) each General Security Agreement made by Thomas Canada, Pneutech, Rousseau and Hydramen in favor of Laurus, (c) each Guarantee made by Thomas Canada, Pneutech, Rousseau and Hydramen in favor of Laurus and
                  (d) each Security Agreement made by Thomas Canada, Pneutech, Rousseau and Hydramen in favor of Laurus, as each of the same may be amended, modified and supplemented from time to time.

                  "Loans" means the Revolving Loans, the Term Loans and all other extensions of credit hereunder and under any Ancillary Agreement.

                  "Notes" means each of the Minimum Borrowing Notes, the Revolving Note and the Secured Convertible Term Notes made by Company and each Eligible Subsidiary in favor of Laurus in connection with the transactions contemplated hereby, as the same may be amended, modified and supplemented from time to time, as applicable.

                  "Revolving Note" means that certain Amended and Restated Secured Revolving Note made by Company and each Eligible Subsidiary in favor of Laurus in the aggregate principal amount of Twenty Million Dollars ($20,000,000), as the same may be amended, modified and supplemented from time to time.

                  "Subordination Agreement" means the collective reference to any one or more of the following agreements: (a) the Subordination Agreement dated as of the date hereof among Seller, McCain Foods Limited, Thomas Canada, Laurus, Thomas Equipment and Thomas Ventures, (b) the Subordination and Intercreditor Agreement dated as of February 28, 2005 among Roynat Capital Inc., Laurus, Thomas Equipment, Thomas Ventures, Thomas Canada, Pneutech, Rousseau and Hydramen, (c) the Postponement and Subordination Agreement dated as of February 28, 2005 among Raymond D. J. Playfair, Kathleen Playfair, Allan Playfair, Rudy Van Den Ende, Louis Arpin Van Den Ende, Mario Carpanzano, Laurus, Pneutech and Rousseau, (d) the Subordination and Postponement Agreement dated as of February 28, 2005 among 3156176 Canada Inc., 4237901 Canada Inc., Laurus and Pneutech and (e) any and all subordination agreements entered into from time to time in favor of Laurus with respect to the Obligations, as each of the same may be amended, modified and supplemented from time to time.

                  "Total Investment Amount" means $27,900,000.

                  "Warrants" means, collectively, (a) that certain Common Stock Purchase Warrant No. L-1 dated as of the Closing Date made by Company in favor of Laurus, (b) that certain Common Stock Purchase Warrant No. L-2 dated as of January 25, 2005 made by Company in favor of Laurus, (c) that certain Common Stock Purchase Warrant No. L-3 dated as of February 28, 2005 made by Company in favor of Laurus and (d) each other warrant made by Company in favor Laurus, as each of the same may be amended, restated, modified and/or supplemented from time to time.

      3. Amendments to Registration Rights Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the following defined terms set forth in Section 1 of the Registration Rights Agreement are hereby amended in their entirety to provide as follows:

                  "Effectiveness Date" means, with respect to (1) the Registration Statement which is required to be filed with respect to the Revolving Loans evidenced by a Minimum Borrowing Note made on the Closing Date, June 20, 2005, (2) the Registration Statement which is required to be filed with respect to the shares of Common Stock issued to the Purchaser on the Closing Date, June 20, 2005, (3) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon exercise of the Options, June 20, 2005, (4) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon exercise of Warrant No. L-1, June 20, 2005, (5) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon exercise of Warrant No. L-2, June 20, 2005, (6) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon exercise of Warrant No. L-3, June 20, 2005, (7) the Registration Statement which is required to be filed with respect to each $8,000,000 tranche of Revolving Loans evidenced by a Minimum Borrowing Note funded after the Closing Date, a date which is no later than forty-five (45) days following the applicable Filing Date, (8) the Registration Statement which is required to be filed with respect to the Loans evidenced by the Secured Convertible Term Notes, June 20, 2005, (9) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to
                  Section 2.5 of the Revolving Note, Section 3.5 of the Minimum Borrowing Notes, Section 3.5 of the Secured Convertible Term Notes, Section 4 of the Warrants, Section 4 of the Option or otherwise, a date which is no later than forty-five (45) days following the applicable Filing Date, and (10) with respect to each additional Registration Statement required to be filed hereunder, a date which is no later than forty-five (45) days following the applicable Filing Date.

                  "Filing Date" means, with respect to (1) the Registration Statement which is required to be filed with respect to the Revolving Loans evidenced by a Minimum Borrowing Note made on the Closing Date, March 31, 2005, (2) the Registration Statement which is required to be filed with respect to the shares of Common Stock issued to the Purchaser on the Closing Date, March 31, 2005, (3) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon exercise of the Option, March 31, 2005,
                  (4) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon exercise of Warrant No. L-1, March 31, 2005, (5) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon exercise of Warrant No. L-2, March 31, 2005, (6) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable upon exercise of Warrant No. L-3, March 31, 2005, (7) the Registration Statement which is required to be filed with respect to each $8,000,000 tranche of Revolving Loans evidenced by a Minimum Borrowing Note funded after the Closing Date, the date which is thirty (30) days after such funding of such additional $8,000,000 of Revolving Loans evidenced by a Minimum Borrowing Note, (8) the Registration Statement which is required to be filed with respect to the Loans evidenced by the Secured Convertible Term Notes, March 31, 2005 and (9) the Registration Statement which is required to be filed with respect to the shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to Section 2.5 of the Revolving Note, Section 3.5 of the Minimum Borrowing Notes,
                  Section 3.5 of the Secured Convertible Term Notes, Section 4 of the Warrants, Section 4 of the Option or otherwise, thirty
                  (30) days after the occurrence such event or the date of the adjustment of the Fixed Conversion Price.

                  "Warrants" means, collectively, (a) that certain Common Stock Purchase Warrant No. L-1 dated as of the Closing Date made by Company in favor of Laurus, (b) that certain Common Stock Purchase Warrant No. L-2 dated as of January 25, 2005 made by Company in favor of Laurus, (c) that certain Common Stock Purchase Warrant No. L-3 dated as of February 28, 2005 made by Company in favor of Laurus and (d) each other warrant made by Company in favor Laurus, as each of the same may be amended, restated, modified and/or supplemented from time to time.

      4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Laurus shall have received
(i) a closing payment in an amount equal to three and nine-tenths percent (3.90%) of the aggregate face amount of the Second Secured Convertible Term Note, (ii) a copy of this Amendment executed by Companies and consented and agreed to by each Guarantor, (iii) fully executed originals of all documents instruments and agreements set forth on the transaction checklist attached hereto as Exhibit A and (iv) all such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Laurus or its counsel, each of which shall be in form and substance satisfactory to Laurus and its counsel.

      5. Representations and Warranties. Companies hereby represents and warrants as follows:

            (a) This Amendment, the Security and Purchase Agreement and Registration Rights Agreement, as amended hereby, constitute legal, valid and binding obligations of Companies and are enforceable against Companies in accordance with their respective terms.

            (b) Upon the effectiveness of this Amendment, each Company hereby reaffirms all covenants, representations and warranties made in the Security and Purchase Agreement and the Registration Rights Agreement, as applicable, to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

            (c) No Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

            (d) Companies have no defense, counterclaim or offset with respect to the Security and Purchase Agreement, the Registration Rights Agreement or any Ancillary Agreement.

      6. Effect on the Security and Purchase Agreement and Registration Rights Agreement.

            (a) Upon the effectiveness of Sections 2 and 3 hereof, each reference in the Security and Purchase Agreement and Registration Rights Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Security and Purchase Agreement and Registration Rights Agreement, as applicable, as amended hereby.

            (b) Except as specifically amended herein, the Security and Purchase Agreement, the Registration Rights Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Security and Purchase Agreement, the Registration Rights Agreement, any Ancillary Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

      7. Waiver of Liquidated Damages under Registration Rights Agreement. Laurus hereby waives all liquidated damages which have accrued prior to the date hereof and which would otherwise have been payable by Thomas Equipment to Laurus under and in accordance with Section 2(b) of the Registration Rights Agreement.

      8. Registration Statement. Laurus hereby acknowledges that the Registration Statement required to be filed on or prior to March 31, 2005 by Thomas Equipment under the Registration Rights Agreement may cover, in addition to the Registrable Securities (as defined in the Registration Rights Agreement),
(a) 1,000,000 shares of Common Stock issuable to Roynat Merchant Capital Inc. upon exercise of the warrant issued by Thomas Equipment to Roynat Merchant Capital Inc., (b) 250,000 shares of Common Stock issuable to Redwood Consultants, Inc. upon exercise of the warrant issued by Thomas Equipment to Redwood Consultants, Inc. and (c) 167,359 shares of Common Stock issued by Thomas Equipment to Manny Touaty, Denise Touaty, Ron Touaty, Varda Touaty, Anat Touaty, Daniel Maurice, Joanne Maurice and Phat Minh Mai.

      9. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

      10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      11. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                           [Signature Pages to Follow]

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                     THOMAS EQUIPMENT, INC.

                                     By:/s/ DAVID MARKS
                                        ----------------
                                            Name:  David Marks
                                            Title: Chairman


                                     THOMAS VENTURES, INC.


                                     By/s/ DAVID MARKS
                                        ----------------
                                            Name:  David Marks
                                            Title: Chairman


                                     LAURUS MASTER FUND, LTD.

                                     By:/s/ DAVID GRIN
                                        ----------------
                                            Name:  David Grin
                                            Title: Fund Manager


                                     CONSENTED AND AGREED TO:

                                     THOMAS EQUIPMENT 2004 INC.


                                     By: /s/ DAVID MARKS
                                        ----------------
                                            Name:  David Marks
                                            Title: Chairman


                                     PNEUTECH INC.

                                     By: /s/ DAVID MARKS
                                        ----------------
                                            Name:  David Marks
                                            Title: Chairman


                      [Additional Signature Page to Follow]

                                     ROUSSEAU CONTROLS INC.

                                     By: /s/ DAVID MARKS
                                        ----------------
                                            Name:  David Marks
                                            Title: Chairman


                                     HYDRAMEN FLUID POWER LIMITED

                                     By: /s/ DAVID MARKS
                                        ----------------
                                            Name: David Marks
                                            Title: Chairman

                                    EXHIBIT A

                                Closing Checklist